                         [FORM OF FACE OF EXCHANGE NOTE]


No.___________________                                           $_____________


                          GENESIS HEALTH VENTURES, INC.

                    9 1/4% Senior Subordinated Note due 2006

                  GENESIS HEALTH VENTURES, INC., a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _________________________________ United States dollars on October 1, 2006 at the office or agency of the Company maintained for that purpose in New York, New York, and to pay interest thereon at the rate per annum specified on this Note. The Company will pay interest semi-annually on April 1 and October 1 of each year (the "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 7, 1996; provided that the first interest payment date shall be April 1, 1997.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Noteholder on such Record Date, and may be paid to the Person in whose name this
Note is registered at the close of business on a special record date which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall, by written notice to the Trustee, fix each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to each Noteholder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  If this Note is a Global Note, all payments in respect of this Note will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository. If this Note is not a Global Note, payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium if any, and interest on the Notes to all Senior Indebtedness, and provisions giving the holder of this Note the right to require the Company to repurchase this Note upon any Change in Control, in each case on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                  IN WITNESS WHEREOF, GENESIS HEALTH VENTURES, INC. has caused this instrument to be duly executed under its corporate seal.

Dated:

                                               GENESIS HEALTH VENTURES, INC.



                                               By:__________________________
                                                  Chief Executive Officer
[Corporate Seal]

Attest:

_____________________
Secretary

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Notes described in the within-mentioned Indenture.

                                             FIRST UNION NATIONAL BANK,
                                             as Trustee

                                             By______________________________
                                               Authorized Officer

                       [FORM OF REVERSE OF EXCHANGE NOTE]

                          GENESIS HEALTH VENTURES, INC.

                    9 1/4% SENIOR SUBORDINATED NOTE DUE 2006

                  This Note is one of a duly authorized issue of Notes of the Company known as its 9 1/4% Senior Subordinated Notes due 2006 (herein referred to as the "Notes"), limited to the aggregate principal amount of $125,000,000, all issued or to be issued under and pursuant to an indenture, dated as of October 7, 1996 (herein referred to as the "Indenture"), duly executed and delivered between the Company and First Union National Bank, trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

                  The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

                  The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), whether outstanding on the date of the Indenture or thereafter, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose; provided, however, that the indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in clause (a) or (b) of the next preceding paragraph.

                  The Notes are subject to redemption, as a whole or in part, at any time on or after October 1, 2001 at the option of the Company upon not less than 30 nor more than 60 days' prior notice by first-class mail, at the election of the Company, in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as a percentage of the principal amount) if redeemed during the 12-month period beginning October 1 of the years indicated below:

                                            Redemption
                  Year                         Price
                  ----                      ----------

                  2001 ......................104.625%
                  2002 ......................103.083%
                  2003 ......................101.542%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date. If less than all of the Notes are to be redeemed, such portion of the Notes shall be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

                  Upon the occurrence of a Change in Control, each Noteholder may require the Company to repurchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date of repurchase.

                  Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which is not used to prepay Senior Indebtedness or invested in properties or assets used in the businesses of the Company, exceeds $10,000,000, the Company will be required to apply such proceeds to the repayment of the Notes.

                  In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

                  In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Noteholder hereof upon the cancellation hereof.

                  If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Noteholders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Noteholders of a specified percentage in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Noteholder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any Guarantor (in the event such Guarantor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

                  A Noteholder shall register the transfer or exchange of Notes in accordance with the Indenture. No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee, the Paying Agent and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM


I or we assign and transfer this Note to

----------------------------------------------------------------

----------------------------------------------------------------
(Print or type name, address and zip code of assignee)

----------------------------------------------------------------
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: ____________________                Signed: __________________________
                                                     (Sign exactly as name
                                                     appears on the other side
                                                     of this Note)